UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
                                Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On March 15, 2023, AVDC, LLC (“AVDC”), a wholly owned subsidiary of Big Lots, Inc. (“we,” “us,” “our” or “Company”), the Company and certain of its subsidiaries, as guarantors, Bankers Commercial Corporation (“Lessor”), the rent assignees parties thereto (“Rent Assignees” and, together with Lessor, “Participants”), MUFG Bank, Ltd., as collateral agent for the Rent Assignees (in such capacity, “Collateral Agent”), and MUFG Bank, Ltd., as administrative agent for the Participants, entered into a Participation Agreement (the “Participation Agreement”), pursuant to which the Participants funded $100 million to Wachovia Service Corporation (“Prior Lessor”) to finance Lessor’s purchase of the Leased Property (as defined below) from the Prior Lessor.

Also on March 15, 2023, AVDC entered into a Lease Agreement and supplement to the Lease Agreement (collectively, the “Lease” and together with the Participation Agreement and related agreements, the “Operative Agreements”) pursuant to which Lessor will lease certain property located in The Town of Apple Valley, California (the “Leased Property”) to AVDC. The Leased Property consists of approximately 106.5 acres of land and a 1,344,244.86 square foot distribution facility that AVDC leased from the Prior Lessor pursuant to the Prior Lease (as defined below) before Lessor purchased the Leased Property from the Prior Lessor.

Concurrently with Lessor’s purchase of the Leased Property from Prior Lessor, (1) the Real Property Lease Agreement between AVDC and the Prior Lessor (the “Prior Lease”), (2) the Participation Agreement between AVDC, the Prior Lessor, Wells Fargo Bank National Association, as Agent, and certain other subsidiaries of the Company named therein, as Guarantors, and the banks and other lending institutions named therein, as Lease Participants (the “Prior Participation Agreement”), and (3) the Construction Agency Agreement between AVDC and the Prior Lessor, in each case entered into on November 30, 2017 and, with respect to the Prior Lease and the Prior Participation Agreement, most recently amended on September 21, 2022 by the Fourth Amendment to Certain Operative Documents, were terminated on March 15, 2023. In connection with the termination of the Prior Lease, the Company paid approximately $53.4 million of the outstanding lease balance to Prior Lessor under the terms of the Prior Lease using borrowings under the Company's credit agreement dated September 21, 2022 (the “2022 Credit Agreement”). As a result of the termination of the Prior Lease and the Prior Participation Agreement, the borrowing base under the 2022 Credit Agreement is no longer subject to a reserve for the outstanding balance of the lease applicable to the Leased Property.

The Company, together with all of its direct and indirect subsidiaries that serve as guarantors under the 2022 Credit Agreement, guarantee AVDC’s payment and performance obligations under the Operative Agreements. AVDC’s obligations under the Operative Agreements are also secured by a pledge of AVDC’s interest in the Leased Property. In addition, AVDC, no less frequently than annually, will be subject to a test (the “LTV Test”) that requires the ratio of (a) the adjusted lease balance minus any Lessee Letter of Credit (as defined below) to (b) the Leased Property’s fair market value to be greater than 60 percent. If AVDC does not comply with the LTV Test, AVDC must deliver or adjust a letter of credit in favor of the Collateral Agent (“Lessee Letter of Credit”) in an amount necessary to comply with the LTV Test. The Operative Agreements also contain customary representations and warranties, covenants and events of default.

The Participation Agreement also requires us to maintain a fixed charge coverage ratio of not less than 1.0 to 1.0 if (1) certain events of default occur and continue or (2) borrowing availability under the 2022 Credit Agreement is less than the greater of (a) 10% of the Maximum Credit Amount (as defined in the 2022 Credit Agreement) or (b) $67.5 million, which is consistent with the terms of the 2022 Credit Agreement.

The Lease provides for an initial term of 60 months. The Lease may be extended for up to an additional five years, in one-year or longer annual periods, with each renewal subject to approval by the Participants. The Operative Documents require AVDC to pay basic rent on the scheduled payment dates in arrears in an amount equal to (a) a per annum rate equal to Term SOFR for the applicable payment period plus a 10 basis point spread adjustment plus an applicable margin equal to 250 basis points multiplied by (b) the portion of the lease balance not constituting the investment by Lessor in the Leased Property. In addition to basic rent, AVDC must pay all costs and expenses associated with the use or occupancy of the Leased Property, including without limitation, maintenance, insurance and certain indemnity payments. AVDC will also be responsible for break-funding costs, annual lease administration fees and increased costs.

If an event of default occurs under the Lease, Lessor generally has the right to recover from AVDC the adjusted lease balance and certain other costs and amounts payable under the Operative Documents and, following such payment, AVDC is entitled to receive ownership in the Leased Property from Lessor.

Copies of the Participation Agreement and the Lease are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively. The foregoing descriptions of the Participation Agreement and the Lease do not purport to be complete and are qualified in their entirety by reference to the full text of the Participation Agreement and the Lease, as applicable, which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

As of March 16, 2023, the Human Capital and Compensation Committee of the Board of Directors of the Company approved two forms of award agreements for the grants of performance share units under the Big Lots 2020 Long-Term Incentive Plan. The forms of Performance Share Units Award Agreement are attached hereto as Exhibit 10.3 and Exhibit 10.4.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Participation Agreement, dated March 15, 2023, by and among AVDC, LLC, the Lessee, and the Banks named therein.

	10.2	Lease Agreement, dated March 15, 2023, by and among AVDC, LLC, the Lessee, and the Banks named therein.

	10.3	Form of Big Lots 2020 Long-Term Incentive Plan Performance Share Units Award Agreement.

	10.4	Form of Big Lots 2020 Long-Term Incentive Plan Performance Share Units Award Agreement.

	104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: March 16, 2023	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Executive Vice President, Chief Legal and Governance Officer, General Counsel and Corporate Secretary